UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – October 25, 2011

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02(a)   Results of Operations and Financial Condition.

RF Monolithics, Inc. issued a news release, dated October 25, 2011, announcing its results of operations and financial condition for the fourth quarter fiscal 2011 and fiscal year 2011. This release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 21, 2011, RF Monolithics, Inc. received a deficiency letter from NASDAQ regarding the Company’s failure to meet the minimum $1.00 closing bid price requirement.  By NASDAQ rule, the Company is provided 180 calendar days, or until April 18, 2012, to regain compliance with the bid price requirement. The deficiency letter has no present effect on the listing of the Company's common stock, which continues to trade on the NASDAQ Capital Market under the symbol "RFMI".  The Company is assessing alternatives to resolve the deficiency should its closing share bid price remain below $1.00 in the near term.

Item 9.01 Exhibits.

(c)	Exhibits.

	Exhibit	Description

	99.1	Registrant’s Press Release, dated October 25, 2011, announcing fourth quarter fiscal 2011 and fiscal year 2011 results of operations and financial condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer

Date:	October 26, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	Registrant’s Press Release, dated October 25, 2011, announcing fourth quarter fiscal and fiscal year 2011 results of operations and financial condition.